March 4, 2005                                       Mayer, Brown, Rowe & Maw LLP
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                                                          www.mayerbrownrowe.com

Crusade Management Limited
Level 4, 4-16 Montgomery Street
Kogarah NSW 2217
Commonwealth of Australia

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the preparation of the Registration Statement on Form S-11 (the "Registration
Statement"), and the Prospectus forming a part thereof (the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Act") relating to the Class A-1 notes
(the "Notes"). The Registration Statement and the Prospectus relate to the offer and sale of the Notes to be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the Crusade Global Trust No. 1 of 2005 (in such capacity, the "Issuer Trustee") pursuant to the terms of the notice of creation between Crusade Management Limited, as manager, and the Issuer Trustee, the
Supplementary Terms Notice, which incorporates certain of the terms and provisions of the Master Trust Deed, the direction from Crusade Management
Limited, as manager, to the Issuer Trustee to issue the Notes, the Note Trust
Deed, the Terms and Conditions of the Notes and the Agency Agreement
(collectively, the "Documents") as described in the Registration Statement. The
Master Trust Deed and forms of certain of the other Documents are included as exhibits to the Registration Statement. We have examined the Registration
Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United States federal income tax that appears under the heading "United States Federal Income Tax Matters" in the
Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the
Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Documents and the Notes will be duly authorized by all necessary corporate action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the

March 4, 2005

provisions of the Documents. In addition, we have assumed that the parties to each Document will satisfy their respective obligations thereunder.

         With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Mallesons
Stephen Jaques as to those matters governed by the laws of the Commonwealth of
Australia or the laws of any of the States or Territories thereof.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the
Internal Revenue Service (the "IRS") contained in published Revenue Rulings and
Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "United States Federal Income Tax
Matters" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. When each of the Documents has been duly and validly completed, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Notes have been duly executed, authenticated, delivered and sold as contemplated in the Registration
Statement, such Notes will be legally and validly issued and binding obligations of the Issuer Trustee.

         2. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the
Internal Revenue Code of 1986, we hereby adopt and confirm the opinions set forth in the Prospectus under the headings "Summary--U.S. Tax Status" and
"United States Federal Income Tax Matters", which discuss the material federal income tax consequences of the purchase, ownership, and disposition of the
Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

March 4, 2005

         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the headings
"Summary--U.S. Tax Status," "United States Federal Income Tax Matters" and
"Legal Matters" in the Prospectus, without admitting that we are "experts"
within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,

                                               /S/ Mayer, Brown, Rowe & Maw LLP
                                               MAYER, BROWN, ROWE & MAW LLP